Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103-2799

215.981.4000

Fax 215.981.4750

January 23, 2007

Kenexa Corporation

650 East Swedesford Road

Wayne, PA 19087

Re:	Registration Statement on Form S-3 Registration No. 333-137662

Ladies and Gentlemen:

We have served as counsel to Kenexa Corporation, a Pennsylvania corporation (the “Company”), in connection with the offer and sale in an underwritten offering (the “Offering”) of up to 4,312,500 shares of its common stock, par value $0.01 per share (including 562,500 shares of common stock as to which the underwriters have been granted an over-allotment option) (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-137662) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on September 29, 2006, the prospectus included in the Registration Statement (the “Prospectus”), a preliminary prospectus supplement dated January 10, 2007 (the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated January 18, 2007 (the “Final Prospectus Supplement”).  We have been advised by the Company that all of the Shares are to be sold by the Company as described in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement.

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) each prospectus (including the Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement) relating to the Registration Statement and the Offering as filed with the Commission under Rule 424 of the Act, (iii) the form of Underwriting Agreement filed as an exhibit to the Company’s Form 8-K as filed with the Commission on January 19, 2007, (iv) the Company’s Articles of Incorporation, as

Philadelphia	Boston	Washington, D.C.	Detroit	New York	Pittsburgh
Berwyn	Harrisburg	Orange County	Princeton	Wilmington

www.pepperlaw.com

Kenexa Corporation

January 23, 2007

amended and/or restated to date (the “Articles”), (v) the Company’s By-Laws, as amended and/or restated to date (the “Bylaws”), (vi) resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors relating to the Offering as provided to us by the Company (the “Resolutions”), and (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that, (i) the Shares are duly authorized, and (ii) when and if the Shares are issued and delivered against payment therefor in accordance with the terms of the Articles, the Bylaws, the Resolutions and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement (including through incorporation by reference of a Form 8-K filing to which this opinion is an exhibit) and to the reference to this firm under the caption “Legal Matters” in the Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

As counsel to the Company, we have furnished this opinion letter in connection with the offering described herein.  Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP